       As filed with the Securities and Exchange Commission on May 2, 2000
                                                      Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                    SOUTHWEST BANCORPORATION OF TEXAS, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                                       76-0519693
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                              4400 POST OAK PARKWAY
                              HOUSTON, TEXAS 77027
                                 (713) 324-2950
                    (Address of principal executive offices)

                           ---------------------------

         SOUTHWEST BANCORPORATION OF TEXAS, INC. 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                               DAVID C. FARRIES
                           EXECUTIVE VICE PRESIDENT
                    SOUTHWEST BANCORPORATION OF TEXAS, INC.
                             4400 POST OAK PARKWAY
                             HOUSTON, TEXAS 77027
                    (Name and address of agent for service)
                                (713) 235-8800
          Telephone number, including area code, of agent for service)

                                  COPIES TO:

                               MICHAEL P. FINCH
                            VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                              1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                                     PROPOSED
                                                   PROPOSED          MAXIMUM
              TITLE OF              AMOUNT     MAXIMUM OFFERING      AGGREGATE         AMOUNT OF
          SECURITIES TO BE          TO BE      PRICE PER SHARE   OFFERING PRICE (1)  REGISTRATION
             REGISTERED         REGISTERED(1)       (1)(2)              (2)               FEE
-------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value...  1,000,000         $19.41           $19,410,000        $5,125
=================================================================================================

(1) Includes an indeterminate number of additional shares which may become issuable pursuant to the anti-dilution provisions of the Plan.
(2) Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h).
(3) The 1,000,000 shares under the Southwest Bancorporation of Texas, Inc. 1996 Stock Option Plan are valued on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the NASDAQ National Market for the Common Stock on April 27, 2000 ($19.41 per share).
===============================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is to register for sale under the Securities Act of 1933, as amended, an additional 1,000,000 shares of Common Stock, $1.00 par value, of Southwest Bancorporation of Texas, Inc. (the "Company") pursuant to the Company's 1996 Stock Option Plan (the "Plan"). Pursuant to General Instruction E on Form S-8, the contents of the Company's previously filed Registration Statements on Form S-8 relating to the Plan (File Nos. 333-21619 and 333-55685), including all exhibits thereto, are incorporated herein by reference.

ITEM 8.  EXHIBITS.

                   4.1     Amended and Restated 1996 Stock Option Plan
                           (incorporated by reference to Exhibit 10.4 to the registrant's 1999 Annual Report on Form 10-K).

                   5.1     Opinion of Vinson & Elkins L.L.P.

                  23.1     Consent of PricewaterhouseCoopers LLP.

                  24.1     Powers of Attorney (included on signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of May, 2000.

                                       SOUTHWEST BANCORPORATION OF TEXAS, INC.

                                       By: PAUL B. MURPHY, JR.
                                           -------------------------------------
                                           Paul B. Murphy, Jr.
                                           President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul B. Murphy, Jr., David C. Farries and R. John McWhorter, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file with same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                          Title                          Date
                ---------                          -----                          ----
          WALTER E. JOHNSON              Chairman of the Board                  May 1, 2000
-------------------------------------
          Walter E. Johnson


          PAUL B. MURPHY, JR.           President and Chief Executive           May 1, 2000
-------------------------------------              Officer
          Paul B. Murphy, Jr.           (Principal Executive Officer)


           DAVID C. FARRIES              Executive Vice President,              May 1, 2000
--------------------------------------    Treasurer-and-Secretary
           David C. Farries            (Principal Financial Officer)


          R. JOHN MCWHORTER              Senior Vice President and              May 1, 2000
-------------------------------------           Controller
          R. John McWhorter            Principal Accounting Officer)


           JOHN W. JOHNSON                        Director                      May 1, 2000
-------------------------------------
           John W. Johnson


                                                  Director
-------------------------------------
          John B. Brock III


                                                       II-2

                Signature                           Title                          Date
                ---------                           -----                          ----

            ERNEST H. COCKRELL                    Director                      May 1, 2000
-------------------------------------
            Ernest H. Cockrell


             J. DAVID HEANEY                      Director                      May 1, 2000
-------------------------------------
             J. David Heaney


           WILHELMINA R. MORIAN                   Director                      May 1, 2000
-------------------------------------
           Wilhelmina R. Morian


                                                  Director
-------------------------------------
           Andres Palandjoglou


          ADOLPH A. PFEFFER, JR.                  Director                      May 1, 2000
-------------------------------------
          Adolph A. Pfeffer, Jr.


                                                  Director
-------------------------------------
         Stanley D. Stearns, Jr.


                LANE WARD                         Director                      May 1, 2000
-------------------------------------
                Lane Ward


                                                  Director
-------------------------------------
            Michael T. Willis

                                                       II-3